SKREEM ENTERTAINMENT CORP.
                                   11637 Orpington St.
                            Orlando, Florida   32817

                           MUSIC PUBLISHING AGREEMENT

AGREEMENT made this1st day of March, 2004 by and between Alex Acosta, individually (hereinafter referred to as "Writer"), and SKREEM Entertainment Corp., a Nevada Corporation (hereinafter referred to as "Publisher").

         For and in consideration of the mutual covenants herein set forth, the parties hereby agree as follows:

         1. ENGAGEMENT: Publisher hereby engages Writer to render Writer's exclusive services as songwriters and composers and otherwise as may hereinafter be set forth. Writer hereby accepts such engagement and agree to render such services exclusively for Publisher during the term hereof, upon the terms and conditions set forth herein.

         2. TERM: The term of this agreement shall commence as of the date hereof and shall be coterminous with a certain "Exclusive Artist Recording Agreement" between Writer and Publisher dated_____________________________, subject to the terms and conditions herein contained.

         3. GRANT OF RIGHTS: Writer hereby irrevocably and absolutely assign, convey, and grant to Publisher, its successors and assigns (a) all rights and interests of every kind, nature and description in and to all original musical compositions and all original arrangements of musical compositions in the public domain which have been written, composed or created by Writer, in whole or in part, alone or in collaboration with others, prior to and during the term of this agreement, including but not limited to the titles, lyrics and music thereof and all world-wide copyrights and renewals and extensions thereof under any present or future laws throughout the world, to the extent any of the foregoing shall not heretofore have been conveyed by Writer to an unrelated third party; and (b) all rights and interest of every kind, nature and description in and to the results and proceeds of Writer's services hereunder, including but not limited to the arrangements of musical compositions in the public domain and all worldwide copyrights and renewals and extension thereof under any present or future laws throughout the world, which shall be written, composed or created by Writer during the term hereof, in whole or in part, alone or in collaboration with others; and (c) all rights and interest of every kind, nature and description in and to all original musical compositions and all original arrangements of musical compositions in the public domain which are now directly or indirectly owned or controlled by Writer, in whole or in part, alone or with others, or the direct or indirect ownership or control of which shall be acquired by Writer during the term hereof, in whole or in part, alone or with others, as the employer or transferee of the writers or composers thereof or otherwise, including the titles, lyrics and music thereof and all world-wide copyrights and renewals and extensions thereof under any present or future laws throughout the world; all of which musical compositions, arrangements, rights and interest Writer hereby warrants and represents are and shall at all times be Publisher's exclusive property as the sole owner thereof, free from any adverse claims or rights therein by an other party (all such musical compositions and arrangements hereinafter being referred to as "Compositions.")

                                            1.
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         Without limiting the generality of the foregoing, Writer acknowledges that the rights and interests hereinabove set forth include Writer's irrevocable grant to Publisher, its successors and assigns, of the sole and exclusive right, license, privilege and authority throughout the entire world with respect to all Compositions, whether now in existence or whether created during the term hereof, as follows:

         (a) To perform and license others to perform the Compositions publicly or privately, for profit or otherwise, by means of public or private performance, radio broadcast, television, or any and all other means of media, whether now known or hereafter conceived or developed.

         (b) To substitute a new title or titles for the Compositions or any of them and to make any arrangement, adaptations, translation, dramatization or transposition of any or all of the Compositions or of the titles, lyrics or music thereof, in whole or in part, and in connection with any other musical, literary or dramatic material, and to add new lyrics to the music of any Compositions or new music to the lyrics of any Compositions, all of which Publisher may deem necessary or desirable in its best business judgment.

         (c) To secure copyright registration and protection of the Compositions in Publisher's name or otherwise, as Publisher may desire, at Publisher's own cost and expense, and at Publisher's election, including any and all renewals and extensions of copyright under any present or future laws throughout the world, and to have and to hold said copyrights, renewals and extensions and all rights existing there under, for and during the full term of all said copyrights and all renewals and extensions and all rights existing there under, for and during the full term of all said copyrights and all renewals and extensions thereof.

         (d) To make or cause to be made, and to license others to make, master records, transcriptions, soundtracks, pressings and any other mechanical, electrical or other reproductions of the Compositions, in whole or in part, in such form or manner and as frequently as Publisher shall determine, including the right to synchronize the Compositions with sound motion pictures and to use, manufacture, advertise, license or sell such reproductions for any and all purposes, including, without limitation private and public performances, radio broadcast, television, sound motion pictures, wired radio, phonograph records and any and all other means or devices, whether now known or hereafter conceived or developed.

         (e) To print, publish and sell, and to license others to print, publish and sell, sheet music, orchestrations, arrangements and other editions of the Compositions in all forms, including, without limitation, the inclusion of any or all of the Compositions in song folios, compilations, song books, mixed folios, personality folios and lyric magazines with or without music.

         (f) To exploit any and all other rights now or hereafter existing in all Compositions under and by virtue of any common law rights and all copyrights and renewals and extension thereof including (the grand rights and) so-called small performance rights. Writer grants to Publisher, without any compensation other than as specified herein, the perpetual right to use and publish and to permit others to use and publish Writer's name (including any professional name heretofore or hereafter adopted by Writer), Writer's photograph or other likeness, or any reproduction or simulation thereof, and biographical material concerning Writer, and the titles of any and all of the Compositions, in connection with the printing, sale, advertising, performance, distribution and other exploitation of the Compositions, and for any other purpose

                                            2.

related to the business of Publisher, its affiliated and related companies, or to refrain there from. This right shall be exclusive during the term hereof and non-exclusive thereafter. Writer shall not authorize or permit the use of Writer's name or likeness, or any reproduction or simulation thereof, or biographical material concerning Writer, for or in connection with any musical compositions, other than by or for Publisher. Writer grants Publishers the right to refer to Writer as Publisher's "Exclusive Songwriter and Composer" or to use any other similar and appropriate appellation, during the term hereof.

         4. EXCLUSIVITY: During the term of this Agreement, Writer shall not write or compose, or furnish or convey, any musical compositions, titles, lyrics or music, or any rights or interest therein, nor participate in any manner with regard to same, for or to any party other than Publisher, nor the use of his name or likeness as the writer or co-writer of any musical composition by any part other than Publisher.

         5. WRITER'S WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS:
Writer hereby warrants, represents, covenants and agrees as follows: Writer has the full right, power and authority to enter in to and perform this Agreement and to grant to and vest in Publisher all rights herein set forth, free and clear of any land all claims, rights and obligations whatsoever; all of the Compositions and all other results and proceeds of the services of Writer hereunder, including all of the titles, lyrics and music of the Compositions and each and every part thereof, delivered and to be delivered by Writer hereunder are and shall be new and original and capable of copyright protection throughout the entire world; no Composition shall, either in whole or in part, be an imitation or copy of, or infringe upon, any other material, or violate or infringe upon any common law or statutory rights of any party, including, without limitation, contractual rights, copyrights and rights of privacy; and Writer has not sold, assigned, leased, licensed or in any other way disposed of or encumbered any Compositions, in whole or in part, or any rights herein granted to Publisher, nor shall Writer sell, assign, lease, license or in any other way dispose of or encumber any of the Compositions, in whole or in part, or any of said rights, except under the terms and conditions hereof.

         6. POWER OF ATTORNEY: Writer hereby irrevocably constitutes, authorizes, empowers and appoints Publisher, or any of its officers, Writer's true and lawful attorney (with full power of substitution and delegation), in Writer's name, and in Writer's place and stead, or in Publisher's name, to take and do such action, and to make, sign, execute, acknowledge and deliver any and all instruments or documents, which Publisher from time to time may deem desirable or necessary to vest in Publisher, its successors and assigns, all of the rights or interests granted by Writer hereunder, including, without limitation, such documents as Publisher shall deem desirable or necessary to secure to Publisher, its successors and assigns, the worldwide copyrights for all Compositions for the entire term of copyright and for any and all renewals and extensions under any present or future laws throughout the world. Notwithstanding the foregoing, Writer acknowledges that he (or she) is Publisher's employee for hire and that all Compositions are and shall be works made for hire and that publisher is accordingly the author of all Compositions for all purposes of the 1909 or 1976 Copyright Law or any succeeding Copyright Law.

         7. COMPENSATION: Provided that Writer shall duly perform the terms, covenants and conditions of this Agreement, Publisher shall pay Writer, for the services to be rendered by Writer hereunder and for the rights acquired and to be acquired by Publisher hereunder, the following compensation based on the
Compositions:

                                            3.

         (a) Five cents ($.05) per copy for each copy of sheet music in standard piano/vocal notation and each dance orchestrations printed, published and sold in the United States and Canada by Publisher or its licensees, for which payment shall have been received by Publisher, after deduction of returns.

         (b) Ten percent (10%) of the wholesale selling price of each printed copy of each other arrangement and edition printed, published and sold in the United States and Canada by Publisher or its licensees, for which payment shall have been received by Publisher, after deduction of returns, except that in the event that any Compositions shall be used or caused to be used, in whole or in part, in conjunction with one or more other musical compositions in a folio, compilation, song book or other publication. Writer shall be entitled to receive that (proportion of the foregoing royalty which the number of Compositions contained therein shall bear to the total number of musical compositions therein.

         (c) Fifty percent (50%) of any and all net sums actually received (less any costs for collection) by Publisher in the United States from the exploitation in the United States and Canada by licensees of mechanical rights, (grand rights) electrical transcription and reproduction rights, motion picture and television synchronization rights, dramatization rights and all other rights therein (except print rights, which are covered in (a) and (b) above, and public performance rights, which are covered in (d) below), whether or not such licensees are affiliated with, owned in whole or in part by, or controlled by Publisher.

         (d) Writer shall receive his or her public performance royalties throughout the world directly from the performing rights society with which he/she is affiliated, and shall have no claim whatsoever against Publisher for any royalties received by Publisher from any performing rights society which makes payment directly (or indirectly other than through Publisher) to writers, authors and composers. If, however, Publisher receives Publisher's share of performance income directly and such income shall not be collected by Writer's public performance society, Publisher shall pay to Writer fifty percent (50%) of all such net sums which are received by Publisher in the United States from the exploitation of such rights in the Compositions, through-out the world.

         (e) Fifty percent (50%) of any and all net sums, after deduction of foreign taxes, actually received (less any costs for collection) by Publisher in the United States from the exploitation of the Compositions in countries outside of the United States and Canada (other than public performance royalties, which are covered in (d) above), whether from collection agents, licensees, sub-publishers or others, and whether or not same are affiliated with, owned in whole or in part by, or controlled by Publisher.

         (f) Publisher shall not be required to pay any royalties on professional or complimentary printed copies or records or on printed copies or records, which are distributed gratuitously to performing artists, orchestra leaders and disc jockeys or for advertising, promotional or exploitation purposes. Furthermore, no royalties shall be payable to Writer on consigned copies unless paid for, and not until such time as an accounting therefore can properly be made.

         (g) Royalties as hereinabove specified shall be payable solely to Writer in instances where Writer are the sole authors of a Composition, including the lyrics and music thereof.

                                            4.

However, in the event that one or more other songwriters are authors together with Writer of any Composition (including songwriters employed by Publisher to add, change or translate the lyrics or to revise or change the music), the foregoing royalties shall be divided equally among Writer and the other songwriters unless another division of royalties shall be agreed upon in writing between the parties concerned and timely written notice of such division is submitted to Publisher prior to Payment.

         (h) Except as herein expressly provided, no other royalties or monies shall be paid to Writer for the services provided and rights granted hereunder.

         (i) Writer agrees and acknowledges that Publisher shall have the right to withhold from the royalties payable to Writer hereunder such amount, if any, as may be required under the provision of all applicable Federal, State, and other tax laws, and regulations, and Writer agrees to execute such forms and other documents as may be required in connection therewith.

         (j) In no event shall Writer be entitled to share in any advance payments, guarantee payments or minimum royalty payments which Publisher shall receive in connection with any sub publishing agreement, collection agreement, licensing agreement of other agreement covering the Compositions or any of them.

         8. ACCOUNTING: Publisher shall compute the royalties earned by Writer pursuant to this Agreement and pursuant to any other agreement between Writer and Publisher or its affiliates, whether now in existence or entered into at any time subsequent hereto, on or before March 31st for the semiannual period ending the preceding December 31st and on or before September 30th for the semiannual period ending the preceding June 30th, and shall thereupon subject to Writer the royalty statement for each such period together with the net amount of royalties, if any, which shall be payable after deducting any and all un-recouped advances and chargeable costs under this Agreement or any such other agreement. Each statement submitted by Publisher to Writer shall be binding upon Writer and not subject to any objection by Writer for any reason unless specific written objection, stating the basis thereof, is sent by Writer to Publisher within two (2) years after the date said statement is submitted. Writer or a certified public accountant in Writer's behalf may, at Writer's expense, at reasonable intervals (but not more frequent than once each year), examine Publisher's books insofar as same concern Writer, during Publisher's usual business hours and upon reasonable notice, for the purpose of verifying the accuracy of any statement submitted to Writer hereunder. Publisher's books relating to activities during any accounting period may only be examined as aforesaid during the two (2) year period following service by Publisher of the statement for said accounting period.

         9. COLLABORATION: Whenever Writer shall collaborate with any other person in the creation of a Composition, the Composition shall be subject to the terms and conditions of this Agreement, and Writer warrants, represents and agrees that prior to such collaboration Writer shall advise such other person of this exclusive Agreement and shall further advise such other person that all Compositions so created must be published and owned by Publisher. In the event of any such collaboration, Writer shall notify Publisher of the nature and extent of such other person's contribution to the Composition, and Writer shall cause such other person to execute a separate songwriter's agreement with Publisher covering the Composition, which agreement shall set forth the division of the songwriter's royalties between Writer and such other person, and Publisher shall make payment accordingly.


                                            5.

         10. SEPARATE AGREEMENTS: If Publisher so desires, Publisher may request Writer to execute a separate agreement in Publisher's customary forms with respect to each Composition hereunder. Upon such request, Writer shall promptly execute and deliver such separate agreement, and upon Writer's failure to do so, Publisher shall have the right, pursuant to the terms and conditions hereof, to execute such separate agreement in behalf of Writer. Such separate agreement shall supplement and not supersede this Agreement. In the event of any conflict between the provisions of such separate agreement and this Agreement, the provisions of this Agreement shall govern. The failure of either of the parties hereto to execute such separate agreement, whether such execution is requested by Publisher or not, shall not affect the rights of each of the parties hereunder, including but not limited to the rights of Publisher to all of the Compositions written, composed or acquired by Writer during the term hereof.

         11. WRITER'S SERVICES:

         (a) Writer shall perform their required services hereunder conscientiously, and solely and exclusively for and as requested by Publisher. Writer is "writer for hire" hereunder, and all Compositions are acknowledged by Writer to be "works made for hire". Writer shall duly comply with all requirements and request made by Publisher in connection with its business as set forth herein. Writer shall deliver a manuscript copy or tape copy of each Composition immediately upon the completion or acquisition of such Composition. Publisher shall use its reasonable efforts in its best business judgment to exploit all Compositions hereunder, but Publisher's failure to exploit any or all of said Compositions shall not be deemed a breach thereof. Publisher at its sole discretion shall reasonably make studio facilities available for Writer so that Writer, subject to the supervision and control of Publisher, may produce demonstration records of the Compositions, and Writer shall have the right to perform at such recording sessions. Publisher shall also have the right to produce demonstration records hereunder. Writer shall not incur any expenses for which Publisher shall be responsible in connection with any demonstration record session without having obtained Publisher's prior written approval as to the nature, extent and limit of such expenses. In no event shall Writer incur any expense whatsoever on behalf of Publisher without having received prior written authorization from Publisher. Writer shall not be entitled to any compensation (except for such compensation as is otherwise provided for herein) with respect to services rendered in connection with any such demonstration record sessions. Publisher may, in its discretion, advance the costs for the production of demonstration records, subject to the foregoing, and one hundred percent (100%) of such costs shall be deemed additional advances to Writer hereunder and shall be recouped by Publisher from royalties payable to Writer by Publisher under this Agreement or any other agreement between Writer and Publisher or its affiliates. All recordings and reproductions made at demonstration record sessions hereunder shall become the sole and exclusive property of Publisher, free of any claims whatsoever by Writer or any person deriving any rights from Writer.

         (b) Writer shall, from time to time, at Publisher's reasonable request, and whenever same will not unreasonably interfere with prior professional engagements of Writer, appear for photography, artwork and other similar purposes under the direction of Publisher or its duly authorized agent, appear for interview and other promotional purposes, and confer and consult with Publisher or its duly authorized agent, appear for interviews and other promotional purposes, and confer and consult with Publisher regarding Writer's services hereunder. Writer shall also cooperate with Publisher in promotion, publicizing and exploiting the Compositions and for any other purpose related to the business of Publisher. Writer shall not be entitled to any


                                            6.

compensation (other than applicable union scale if appropriate) for rendering such services, but shall be entitled to reasonable transportation, and living expenses if such expenses must be incurred in order to render such services.

         12. UNIQUE SERVICES: Writer acknowledges that the services to be rendered by Writer hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonable or adequately compensated in damages in an action at law, and that a breach by Writer of any of the provisions of this Agreement will cause Publisher great and irreparable injury and damage. Writer expressly agrees that Publisher shall be entitled to the remedies of injunction and other equitable relief to enforce this Agreement or to prevent a breach of this Agreement or any provision hereof, which relief shall be in addition to any other remedies, for damages or otherwise, which may be available to Publisher.

         13. ACTIONS: Publisher shall have the exclusive right to take such action as it deems necessary, either in Writer's name or in its own name or in both names, against any party to protect all rights and interests acquired by Publisher's hereunder. Writer shall, cooperate fully with Publisher in any controversy that may arise or litigation that may be brought concerning Publisher's rights and interests acquired hereunder. Publisher shall have the right, in its discretion, to employ attorneys and to institute or defend against any claim, action or proceeding, whether for infringement of copyright or otherwise, and to take any other necessary steps to protect the right, title and interest of Publisher in and to each Composition and , in connection there with, to settle compromise or in any other manner dispose of any such claim, action or proceeding and to satisfy or collect on any judgment which may be rendered. If Publisher shall recover on a judgment or as a result of a settlement with respect to any claim, action or proceeding for copyright infringement initiated by Publisher, all of Publisher's expenses in connection there with, including, without limitation, attorney's fees and other costs, shall first be deducted, and fifty percent (50%) of the net proceeds shall be credited to Writer's account.

         14. INDEMNITY: Writer hereby indemnifies, saves and holds Publisher, his or her successors and assigns, harmless from any and all liability, claims, demands, losses and damages (including counsel fees and court costs) arising out of or connected with any claim or action by a third party which is inconsistent with any of the warranties, representations or agreements made by Writer in this Agreement, and Writer shall reimburse Publisher, on demand, for any loss, cost, expense or damage to which said indemnity applies. Publisher shall give Writer prompt written notice of any claim or action covered by said indemnity, and Writer shall have the right, at Writer's expense, to participate in the defense of any such claim or action with counsel of Writer's choice. Pending the disposition of any such claim or action, Publisher shall have the right to withhold payment of such portion of any monies which may be payable by Publisher to Writer under this Agreement or under any other agreement between Writer & Publisher or its affiliates as shall be reasonable related to the amount of the claim and estimated counsel fees and costs. If Publisher shall settle or compromise any such claim or action, the foregoing indemnity shall cover only that portion (if any) of the settlement or compromise which shall have been approved in writing by Writer, and Writer hereby agrees not unreasonably to withhold any such approval. Notwithstanding the foregoing, if Writer shall withhold approval of any settlement or compromise which Publisher is willing to make upon advice of counsel and in its best business judgment, Writer shall thereupon deliver to Publisher an indemnity or surety bond, in form satisfactory to Publisher, which shall cover the amount of the claim and estimated counsel fees and costs, and if Writer shall fair to deliver such bond within ten (10) business days, Writer shall be deemed to have approved of said settlement or compromise.
                                            7.

         15. NOTICES: Any written notices which Publisher shall desire to give to Writer hereunder, and all statements, royalties and other payments which shall be due to Writer hereunder, shall be addressed to Writer at the addresses set forth at the beginning of this agreement until Writer shall give Publisher written notice of a new address. All notices which Writer shall desire to give to Publisher hereunder shall be addressed to Publisher at the address set forth at the beginning of this agreement until Publisher shall give Writer written notice of a new address, and a courtesy copy of all such notices shall also be given to such representatives as Writer may from time to time designate in writing. All notices shall either be served by hand (to an officer of Publisher if Publisher shall be the addressee) or by registered or certified mail, postage prepaid, or by telegraph, charges prepaid, addressed as aforesaid. The date of making personal service or of mailing or of depositing, in a telegraph office, whichever shall be first, shall be deemed the date of service.

         16. ENTIRE AGREEMENT: This Agreement supersedes any and all prior negotiations, understanding and agreements between the parties hereto with respect to the subject matter hereof. Each of the parties acknowledges and agrees that neither party has made any representations or promises in connection with this Agreement nor the subject matter hereof not contained herein.

         17. MODIFICATION, WAIVER, INVALIDITY, AND CONTROLLING LAW:
This Agreement may not be cancelled, altered, modified, amended or waived, in whole or in part, in any way, except by an instrument in writing signed by the party sought to be bound. The waiver by either party of any breach of this Agreement in any one or more instances shall in no way be construed as a waiver of any subsequent breach of this Agreement (whether or not of a similar nature.) If any part of this Agreement shall be held to be void, invalid or unenforceable, it shall not affect the validity of the balance of this Agreement. This Agreement shall be deemed executed in the State of Florida, and its validity, construction and effect shall be governed by the laws of the State of Florida applicable to agreements wholly performed therein. This Agreement shall not be binding upon Publisher until signed by Writer and countersigned by a duly authorized officer or Publisher.

         18. ASSIGNMENT: Publisher shall have the right to assign this Agreement or any of its rights hereunder to any other party, including but not limited to any party which is or shall be a subsidiary, affiliate or parent to Publisher, or to any party which shall acquire all or a substantial portion of Publisher's stock or assets.


         19. DEFINITIONS: For the purposes of this Agreement, "party" means and refers to any individual, corporation, partnership, association or any other organized group of persons or the legal successors or representatives of the foregoing. Whenever the expression "the term of this Agreement" or words of similar connotation are used herein, they shall be deemed to mean and refer to the initial term of this Agreement and any and all renewals, extensions, substitutions or replacements of this Agreement, whether expressly indicated or otherwise.

         20. SUSPENSION AND TERMINATION: If Writer shall fail, refuse or be unable to perform their material obligations hereunder, Publisher shall have the right, in addition to all of its other rights and remedies at law or in equity, to suspend the term of this Agreement and its obligations hereunder by written notice to Writer, or, in the event such failure, refusal or inability


                                            8.

shall continue for longer than six (6) months, to terminate this Agreement by written notice to Writer. Any such suspension shall continue for the duration of any such failure, refusal or inability, and unless Publisher notifies Writer to the contrary in writing, the then current term hereof shall be automatically extended by the number of days which shall equal the total number of days of suspension. During any such suspension Writer shall not render services as a songwriter and/or composer to any other party or assign, license or convey and musical composition to any other party.

         21. HEADING: The heading of clauses or other divisions hereof are inserted only for the purpose of convenient reference. Such heading shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor shall they otherwise be given any legal effect.

         22. RECOUPMENT: It is understood and acknowledged that any and all charges or advances against royalties under this agreement which are not recouped by Publisher may be recouped by Publisher or its assignee from any and all royalties earned by Writer under an exclusive between Writer and Publisher and that any and all charges or advances against royalties under said recording agreement or its successor or replacement agreement which are not recouped by said Publisher or its assignee through said exclusive recording agreement may be recouped by Publisher from any and all royalties earned by Writer hereunder.

         23. INDUCEMENT: Writer acknowledges that this agreement with Publisher is further consideration for Publisher to enter into the exclusive recording agreement hereinabove referred to, and to enter into a certain "personal management agreement" between Writer and Publisher, and that Writer is entering into this agreement to induce Publisher to enter into said exclusive recording agreement and personal management agreement.

         24. INDEPENDENT CONTRACTOR: Writer hereby acknowledges and agrees that his/her services are being provided hereunder as independent contractor; accordingly, and pursuant to Writer's request, Publisher shall not withhold, report or pay so-called withholding taxes with respect to the compensation payable hereunder. So-called "withholding taxes" shall include, without limitation, federal and state income taxes, federal social security tax, and Florida unemployment insurance tax. Notwithstanding the foregoing, should Publisher be subjected to any expense or liability by reason of such failure to withhold, report or pay such taxes (including, but not limited to, penalties, interest or attorney's fees), Writer agrees that Writer will indemnify and hold Publisher harmless there from; accordingly, Writer shall, upon Publisher's demand, promptly reimburse Publisher for all such expenses, or Publisher may, at the Publisher's election, deduct an amount equal to such expenses from any and all monies payable by Publisher to Writer hereunder.

         IN WITNESS WHEREOF, the parties have signed this music publishing agreement as of the day and year above set forth.

Very Truly Yours,

SKREEM ENTERTAINMENT CORP. Witnesses (As to Publisher):

By:_______________________________              ______________________________
As Its:___________________________              ______________________________

                                            9.

AGREED TO AND ACCEPTED:                     Witnesses (As to Writer)


------------------------------              -----------------------------
Alex Acosta
SS:                                         _____________________________